UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 25, 2011

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-141568	20-8468508
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 North West Fourth Ring Road Yingu Mansion Suite 1708
Haidian District Beijing, People’s Republic of China 100190

(Address of principal executive offices)

+86 10 82525361
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On June 25, 2011, China Advanced Construction Materials Group, Inc. (the “Company”) held an annual meeting of its shareholders at which a majority of the Company’s shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, until a successor has been duly elected and qualified or the director’s earlier resignation, death or removal, and (ii) approved the appointment of Friedman LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.

The Company’s inspector of elections reported the vote of the stockholders as follows:

Proposal 1: The election of directors

Name	Votes For	Withheld	Votes Against	Abstentions	Broker Non-Votes
Xianfu Han	10,794,550	82,706	-	-	1,616,266
Weili He	10,793,360	83,896	-	-	1,616,266
Jeremy Goodwin	10,794,800	82,456	-	-	1,616,266
Sean Wang	10,801,610	75,646	-	-	1,616,266
Jing Liu	10,796,500	80,756	-	-	1,616,266
Tao Jin	10,776,360	100,896	-	-	1,616,266
Yang Wang	10,780,950	96,306	-	-	1,616,266

Proposal 2:  The appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2011

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,082,435	388,978	22,109	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2011	CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By: /s/ Xianfu Han
Xianfu Han
Chief Executive Officer